Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$583,119
Unrealized Gain (Loss) on Market Value of Futures	5,165,891
Dividend Income	16,797
Interest Income	84,323
ETF Transaction Fees	1,050
Total Income (Loss)	$5,851,180

Expenses
General Partner Management Fees	$54,271
Professional Fees	24,848
Brokerage Commissions	1,577
Non-interested Directors' Fees and Expenses	775
Prepaid Insurance Expense	491
NYMEX License Fee	1,357
Total Expenses	$83,319
Net Income (Loss)	$5,767,861

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$108,636,733
Withdrawals (400,000 Shares)	(7,278,065)
Net Income (Loss)	5,767,861

Net Asset Value End of Month	$107,126,529
Net Asset Value Per Share (5,850,000 Shares)	$18.31

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612